UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2017

(Exact Name of Registrant as Specified in Charter)

Michigan	1-16577	38-3150651
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of Principal Executive Offices)	(Zip Code)
(248) 312-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Flagstar Bancorp, Inc. (the "Company") was held on May 23, 2017 (the "Annual Meeting"). A total of 54,406,198 shares of common stock were represented in person or by proxy, for 95.37 percent of the 57,043,565 shares of common stock outstanding on March 27, 2017, the record date. The final voting results of the four proposals presented to the Company’s stockholders at the Annual Meeting were as follows:

(i)	the election of the nine director nominees:

Name	For	Against	Abstain	Broker Non-Vote
Alessandro P. DiNello	51,385,107	185,660	41,087	2,794,344
Jay J. Hansen	51,438,255	133,254	40,345	2,794,344
John D. Lewis	46,912,203	4,659,491	40,160	2,794,344
David J. Matlin	39,892,115	11,679,579	40,160	2,794,344
Bruce E. Nyberg	51,147,358	424,336	40,160	2,794,344
James A. Ovenden	51,459,830	111,850	40,174	2,794,344
Peter Schoels	39,915,034	11,656,655	40,165	2,794,344
David L. Treadwell	51,461,227	110,708	39,919	2,794,344
Jennifer R. Whip	51,494,113	76,812	40,929	2,794,344

(ii)	to ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accountants for the year ending December 31, 2017.

For	Against	Abstain	Broker Non-Vote
54,366,220	35,725	4,253	—

(iii)	to adopt an advisory (non-binding) resolution to approve named executive officer compensation.

For	Against	Abstain	Broker Non-Vote
38,631,445	12,868,971	111,438	2,794,344

(iv)	to increase the number of authorized shares of common stock.

For	Against	Abstain	Broker Non-Vote
50,979,013	568,278	64,563	2,794,344

(v)	to approve the Flagstar Bancorp, Inc. Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Vote
51,484,496	26,255	101,103	2,794,344

 SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: May 24, 2017	By:	/s/ James K. Ciroli
James K. Ciroli
Executive Vice President and Chief Financial Officer